Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30450, 333-65568, 333-73318, 333-104481 and 333-121445) of
YDI Wireless, Inc. of our report dated February 25, 2005, relating to the consolidated financial statements and financial statement schedule of YDI Wireless, Inc. as of December 31, 2004 and 2003 which appears in the company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Fitzgerald, Snyder & Co., P.C.

Fitzgerald, Snyder & Co., P.C.
McLean, Virginia
March 30, 2005